EXHIBIT 99.1

KRISPY KREME REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS DEMONSTRATING MEANINGFUL PROGRESS ON TURNAROUND

Strengthens balance sheet while increasing adjusted EBITDA and margin in the fourth quarter of 2025

CHARLOTTE, NC (February 26, 2026) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme”, “KKI”, or the “Company”) today reported financial results for the fourth quarter and full year ended December 28, 2025.
Fourth Quarter Highlights (vs Q4 2024)
•Net revenue of $392.4 million
•Organic revenue decreased 3.9%, reflecting the strategic closure of underperforming doors
•GAAP net loss of $29.1 million
•Adjusted EBITDA of $55.6 million
•Cash provided by operating activities of $45.0 million, free cash flow of $27.9 million
Full Year Highlights (vs FY 2024)
•Net revenue of $1,522.6 million
•Systemwide Sales of $1.96 billion, up 0.7% in constant currency
•Organic revenue decreased 1.3%
•GAAP net loss of $523.8 million
•Adjusted EBITDA of $140.3 million
•Cash provided by operating activities of $33.9 million, free cash flow of $(64.0) million
•Global Points of Access decreased 2,363, or 13.5% to 15,194 reflecting the strategic closure of underperforming doors

“During the fourth quarter, we demonstrated meaningful progress on our turnaround, unlocking strong consumer demand for Krispy Kreme’s iconic, fresh doughnuts through our two biggest opportunities: profitable U.S. expansion and capital-light international franchise growth. Although our decision to exit underperforming U.S. doors resulted in a modest decline in net revenue, we expanded adjusted EBITDA margin 280 basis points year-over-year. In addition, we reduced our financial leverage quarter-over-quarter, delivered positive free cash flow, and secured a strategic refranchising agreement for our operations in Japan.”

“We are pleased to have ended 2025 with positive momentum, driven by quality growth in the U.S. with key strategic partners, higher digital sales, and international expansion. In 2026, we look forward to building on this momentum through systemwide sales growth, additional refranchising activity, disciplined capital expenditures, lower net leverage, and positive free cash flow generation,” said Krispy Kreme CEO Josh Charlesworth.

Turnaround Plan
The Company’s comprehensive turnaround plan is designed to deleverage the balance sheet and deliver sustainable, profitable growth through a focus on the following four components:
1)Refranchising: Improve financial flexibility through refranchising international markets and restructuring the joint venture in the Western U.S.
2)Improving Return on Invested Capital: Reduce capital intensity by using existing assets and focusing on franchise development.
3)Expanding Margins: Expand margins through greater operational efficiency, including outsourcing U.S. logistics.
4)Driving Sustainable, Profitable Growth: Pursue U.S. growth based upon sustainable and profitable revenue streams.

Financial Highlights	Quarters Ended			Fiscal Years Ended
$ in millions, except per share data	December 28, 2025	December 29, 2024	Change	December 28, 2025	December 29, 2024	Change
GAAP:
Net revenue	$392.4	$404.0	(2.9)%	$1,522.6	$1,665.4	(8.6)%
Operating loss	$(7.3)	$(11.5)	36.8%	$(469.3)	$(8.7)	nm
Operating loss margin	(1.9)%	(2.8)%	90 bps	(30.8)%	(0.5)%	nm
Net (loss)/income	$(29.1)	$(22.2)	(31.4)%	$(523.8)	$3.8	nm
Net (loss)/income attributable to KKI	$(27.8)	$(22.4)	(23.8)%	$(515.8)	$3.1	nm
Diluted (loss)/income per share	$(0.17)	$(0.13)	$(0.04)	$(3.02)	$0.02	$(3.04)

Non-GAAP (1):
Organic revenue	$387.4	$403.0	(3.9)%	$1,505.8	$1,525.8	(1.3)%
Adjusted net income/(loss), diluted	$15.0	$1.2	nm	$(17.7)	$19.2	nm
Adjusted EBITDA	$55.6	$45.9	21.0%	$140.3	$193.5	(27.5)%
Adjusted EBITDA margin	14.2%	11.4%	280 bps	9.2%	11.6%	-240 bps
Adjusted EPS	$0.09	$0.01	$0.08	$(0.10)	$0.11	$(0.21)
(1)Non-GAAP figures – please refer to “Key Performance Indicators and Non-GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures.”

Key Operating Metrics	Fiscal Years Ended
$ in millions	December 28, 2025	December 29, 2024	Change
Global Points of Access	15,194	17,557	(13.5)%
Sales per Hub (U.S.) trailing four quarters	$4.7	$4.9	(4.1)%
Sales per Hub (International) trailing four quarters	$9.7	$9.9	(2.0)%
Digital Sales as a Percent of Retail Sales	18.2%	14.4%	380 bps

Fourth Quarter 2025 Consolidated Results (vs Q4 2024)
Krispy Kreme’s results reflect continued progress in improving U.S. profitability and wider adoption of the capital-light international franchise model. Net revenue was $392.4 million in the fourth quarter of 2025, a decline of 2.9% or $11.6 million.

Organic revenue decreased by 3.9%, primarily driven by a Global Points of Access decline of 2,363, or 13.5%, reflecting the strategic closure of underperforming doors which was completed earlier in the year.

GAAP net loss was $29.1 million, compared to the prior year fourth quarter net loss of $22.2 million. GAAP loss per share, diluted was $0.17, compared to loss per share, diluted of $0.13 in the prior year fourth quarter.

Adjusted EBITDA increased 21.0% to $55.6 million. Adjusted EBITDA margin increased to 14.2% from 11.4%, positively impacted by productivity initiatives, SG&A savings, and the removal of costs from the now-ended McDonald’s USA partnership, and business interruption insurance recoveries of $4.8 million related to losses incurred in the fourth quarter of 2024 and the first quarter of 2025 due to the Company’s 2024 cybersecurity incident.

Adjusted net income, diluted, was $15.0 million, up from $1.2 million compared to the prior year fourth quarter, and adjusted earnings per share, diluted were $0.09 compared to $0.01 in the prior year fourth quarter.

Full Year 2025 Consolidated Results (vs FY 2024)
Krispy Kreme’s full year results reflect the sale of a majority ownership stake of Insomnia Cookies, as net revenue declined 8.6% to $1.5 billion in 2025, compared to $1.7 billion in the prior year.

Organic revenue decreased by 1.3%, primarily driven by a Global Points of Access decline of 2,363, or 13.5%, reflecting the strategic closure of underperforming doors which was completed earlier in the year.

GAAP net loss was $523.8 million, compared to net income of $3.8 million. GAAP loss per share, diluted was $3.02 compared to earnings per share, diluted of $0.02.

Adjusted EBITDA declined 27.5% to $140.3 million, primarily linked to the sale of a majority ownership stake of Insomnia Cookies and termination of the Business Relationship Agreement with McDonald’s USA. As previously disclosed, in the third quarter of 2025, Krispy Kreme and McDonald’s USA jointly decided to terminate their Business Relationship Agreement, effective July 2, 2025. Adjusted net loss, diluted declined to $17.7 million from adjusted net income of $19.2 million in the prior year. Adjusted loss per share, diluted declined to $0.10 from adjusted earnings per share, diluted of $0.11 in the prior year.

Diluted weighted average common shares outstanding for the full year 2025 were 170.9 million, compared to 171.5 million for the full year 2024.

Fourth Quarter 2025 Segment Results (vs Q4 2024 unless otherwise stated)
U.S.: In the U.S. segment, net revenue declined by $14.9 million to $230.2 million, or 6.1%, primarily due to strategic door closures, which led to an organic revenue decline of 5.8%. Average revenue per door per week (“APD”) increased year-over-year 4.5% and quarter-over-quarter 7.0% to $660, primarily driven by the exit of lower volume, unprofitable doors.

U.S. Adjusted EBITDA increased by $9.2 million to $32.8 million, or 39.1%, partially aided by the timing of cybersecurity-related insurance recoveries of $4.8 million. Excluding cybersecurity insurance recoveries, U.S. Adjusted EBITDA increased by $4.4 million compared to the prior year fourth quarter and increased $7.0 million compared to the third quarter of 2025. The year-over-year and sequential improvements in Adjusted EBITDA demonstrated meaningful improvement resulting from the turnaround plan initiatives.

International: In the International segment, net revenue grew by $4.1 million, or 2.9%, with a foreign currency translation benefit of $4.5 million. International organic revenue declined by 0.3%. Points of Access declined by 6.7% due to strategic door closures in Japan and Mexico to optimize the Company’s fresh delivery network.

International segment Adjusted EBITDA increased by $1.1 million, or 4.1%, to $26.8 million driven by revenue growth in Japan and Mexico. The margin increase of 20 basis points to 18.8% was due to improvements in Japan and Mexico.

Market Development: In the Market Development segment, net revenue declined by $0.8 million to $19.7 million, or 4.0%. Market Development organic revenue declined by 4.9%, as growth in royalty revenue from international markets including the Middle East, India, and South Korea and contributions from newer markets such as Brazil and Spain, was more than offset by lower equipment sales in the quarter.

Market Development Adjusted EBITDA increased by $0.2 million, or 2.1% to $12.1 million with a margin of 61.5%, up 370 basis points, mainly due to changes in revenue mix.

Balance Sheet and Capital Expenditures
During full year 2025, the Company invested $97.9 million, or 6.4% of net revenue, in capital expenditures, primarily in the U.S. to support previously committed initiatives aimed at bringing doughnuts closer to consumers through nationwide expansion. This includes a Hot Light Theater Shop and production hub in Minneapolis, MN that opened in November 2025. Overall, the Company has reduced investment in building new hubs in favor of leveraging existing excess capacity for growth where available.

As of the end of fiscal 2025, the Company’s net leverage ratio was 6.7x, reflecting a 0.6x reduction compared to the third quarter of 2025. The Company has total available liquidity of $207.4 million, which includes $42.4 million of cash and cash equivalents as well as undrawn committed capacity of $165.0 million under its credit facilities. The Company was in compliance with all financial covenants as of December 28, 2025.

Refranchising
In December 2025, the Company announced that it reached an agreement for Unison Capital, Inc. to purchase its operations in Japan. The transaction is projected to close in the first quarter of 2026, with cash proceeds estimated at approximately $65 million. The Company intends to refranchise certain other international markets.

The Company also plans to restructure its long‑standing Western U.S. joint venture with WKS Restaurant Group (“WKS”), which represents approximately 15% of U.S. revenue. The Company expects to reduce its ownership to a minority position while adding current company-owned shops to the joint venture.

These efforts are expected to provide the Company with greater financial flexibility and enable debt paydown.

For fiscal 2025, approximately 75% of the Company’s systemwide sales came from company-operated locations. Through refranchising efforts, Krispy Kreme expects nearly 50% of systemwide sales to be generated by franchisees beginning fiscal 2027.

2026 Financial Outlook
The Company is providing the following annual financial guidance and intends to provide further detail as its refranchising plans progress.
•Systemwide Sales up 2% to 4% in constant currency from $1.96 billion in 2025
•Open at least 100 shops globally, having ended 2025 with 2,125 shops
•Capital expenditures of $50 million to $60 million
•Positive free cash flow
•Net leverage ratio at or below 5.5x

Definitions
The following definitions apply to terms used throughout this press release:
•Systemwide Sales: Reflects global sales of all Krispy Kreme products, whether operated by the Company or franchisees, excluding mix, equipment, and royalty revenue. Sales from franchisees are reported to the Company by such franchisees and are not included in Company revenues. Growth in Systemwide Sales represents the change in one period from the same period in the prior year on a constant currency basis. The Company believes Systemwide Sales information is important because it is indicative of the health of the Company’s brand and aids in understanding the Company’s financial performance.
•Global Points of Access: Reflects all locations at which fresh doughnuts can be purchased. We define Global Points of Access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, fresh delivery doors (which includes Krispy Kreme branded cabinets and merchandising units within high traffic grocery and convenience stores, quick service or fast casual restaurants (“QSR”), club memberships, and drug stores) and Cookie Bakeries (through the date of the Insomnia Cookies deconsolidation in fiscal 2024), and other points at which fresh doughnuts can be purchased at both Company-owned and franchise locations as of the end of the applicable reporting period. We monitor Global Points of Access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments and by asset type.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the applicable reporting period.
•Hubs with Spokes: Reflects Hubs currently producing product for other Fresh Shops, Carts and Food Trucks, or fresh delivery doors, and excludes Hubs not currently producing product for other shops, Carts and Food Trucks, or fresh delivery doors.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of each of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues is a measure focused on the Krispy Kreme doughnut business and includes product sales generated from our Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, fresh delivery doors, and digital channels and excludes sales from Cookie Bakeries and Branded Sweet Treats (through the date of the Insomnia cookies deconsolidation and Branded Sweet Treats exit, respectively). Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from Hubs with Spokes.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.

Conference Call
Krispy Kreme will host a public conference call and webcast at 8:30 AM Eastern Time today to discuss its results for the fourth quarter and full year 2025. A slide presentation will be available prior to the start time on the investor relations section of the Company’s website at investors.krispykreme.com.

To register for the conference call, please use this LINK. After registering, confirmation will be sent through email, including dial-in details and unique conference call codes for entry. To listen to the live webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay of the webcast will be available on the website within 24 hours after the call. This earnings press release and related materials will also be available on the investor relations section of the Company’s website.

About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in more than 40 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing digital business. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.X.com/KrispyKreme.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by use of forward-looking terminology, including terms such as “plan,” “believe,” “may,” “continue,” “guidance,” “outlook,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “pursue,” “strive,” “look forward,” or the negatives of these words, comparable terminology, or other references to future periods; however, statements may be forward-looking whether or not these terms or their negatives are used. Forward-looking statements are not a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included in this press release. We consider the assumptions and estimates on which forward-looking statements are based to be reasonable, but they are subject to various risks and uncertainties relating to our operations, financial results, financial conditions, business, prospects, future plans and strategies, projections, liquidity, the economy, and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors could cause our actual results to differ materially from those contained in forward-looking statements including, without limitation: food safety issues, including risks of food-borne illnesses, tampering, contamination, and cross-contamination; impacts from any material failure, inadequacy, or interruption of our information technology systems, including breaches or failures of such systems or other cybersecurity or data security-related incidents; our ability to execute our business strategy, including our turnaround plan and growth through international development with strategic partners and profitable expansion of our fresh delivery and digital channels; our ability to realize the anticipated benefits from past or potential future strategic transactions (including refranchising); failure by our franchisees, subfranchisees, or third-party service providers to operate effectively and in compliance with our standards and applicable law; any harm to our reputation or brand image; negative impacts on our business due to changes in consumer spending habits, consumer preferences, or demographic trends; our ability to open new and maintain existing shops and points of access both domestically and internationally; disruptions to our and our franchisees’ supply chain, including the loss of or failure to perform by single-source or limited suppliers, vendors, distributors, or manufacturers; our significant indebtedness and our ability to meet the financial and other covenants under our credit facilities; changes in the cost of raw materials and other commodities, including due to import and export requirements (including tariffs), inflation, or foreign exchange rates; our ability to recruit and retain key personnel; adverse regulatory actions or publicity concerning food or occupational safety, food quality, health, and other issues or regulatory investigations, enforcement actions, or material litigation; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) and in other filings the Company makes from time to time with the SEC. These forward-looking statements are made only as of the date of this document, and we undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events, or otherwise, except as may be required by law.

Key Performance Indicators and Non-GAAP Measures
This press release includes certain financial information that is not presented in conformity with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP and operating measures include organic revenue (decline)/growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted Net Income/(Loss), Diluted, Adjusted EPS, Free Cash Flow, Net Debt, Fresh Revenue from Hubs with Spokes, Sales per Hub and Systemwide Sales. We believe these non-GAAP and operating measures are useful in evaluating our operating performance. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying business, and they are consistent with how business performance is planned, reported and assessed internally by management and the Company’s Board of Directors. We monitor the key business metrics and non-GAAP metrics set forth herein to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. These non-GAAP and operating measures are not standardized, and it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, the non-GAAP financial measures are not measurements of financial performance under GAAP or a substitute for results reported under

GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, we urge you to review our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC and not to rely on any single financial measure.

See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Krispy Kreme, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Years Ended
	December 28, 2025 (52 weeks)	December 29, 2024 (52 weeks)	December 31, 2023 (52 weeks)
	(unaudited)
Net revenues
Product sales	$1,486,120	$1,627,778	$1,651,166
Royalties and other revenues	36,496	37,619	34,938
Total net revenues	1,522,616	1,665,397	1,686,104
Product and distribution costs	372,567	409,177	443,243
Operating expenses	799,024	809,916	776,589
Selling, general and administrative expense	226,270	274,303	266,863
Marketing expenses	45,073	47,695	45,872
Goodwill and other asset impairments	432,422	4,464	24,909
Pre-opening costs	3,576	3,411	4,120
Other income, net	(24,120)	(8,431)	(14,531)
Depreciation and amortization expense	137,074	133,597	125,894
Operating (loss)/income	(469,270)	(8,735)	13,145
Interest expense, net	65,795	60,066	50,341
Loss/(gain) on divestiture of Insomnia Cookies	11,501	(90,455)	—
Other non-operating (income)/expense, net	(1,967)	1,885	3,798
(Loss)/income before income taxes	(544,599)	19,769	(40,994)
Income tax (benefit)/expense	(20,820)	15,954	(4,347)
Net (loss)/income	(523,779)	3,815	(36,647)
Net (loss)/income attributable to noncontrolling interest	(8,012)	720	1,278
Net (loss)/income attributable to Krispy Kreme, Inc.	$(515,767)	$3,095	$(37,925)
Net (loss)/income per share:
Common stock - Basic	$(3.02)	$0.02	$(0.23)
Common stock - Diluted	$(3.02)	$0.02	$(0.23)
Weighted average shares outstanding:
Basic	170,923	169,341	168,289
Diluted	170,923	171,500	168,289

	Quarter Ended
	December 28, 2025 (13 weeks)	December 29, 2024 (13 weeks)
	(unaudited)
Net revenues
Product sales	$382,563	$394,193
Royalties and other revenues	9,804	9,830
Total net revenues	392,367	404,023
Product and distribution costs	92,990	98,476
Operating expenses	193,530	200,190
Selling, general and administrative expense	54,552	67,153
Marketing expenses	10,853	12,484
Pre-opening costs	510	720
Goodwill and other asset impairments	20,523	4,096
Other income, net	(7,266)	(1,633)
Depreciation and amortization expense	33,945	34,035
Operating loss	(7,270)	(11,498)
Interest expense, net	16,545	15,598
Other non-operating expense, net	194	770
Loss before income taxes	(24,009)	(24,539)
Income tax expense/(benefit)	5,116	(2,376)
Net loss	(29,125)	(22,163)
Net (loss)/income attributable to noncontrolling interest	(1,346)	280
Net loss attributable to Krispy Kreme, Inc.	$(27,779)	$(22,443)
Net loss per share:
Common stock - Basic	$(0.17)	$(0.13)
Common stock - Diluted	$(0.17)	$(0.13)
Weighted average shares outstanding:
Basic	171,436	169,989
Diluted	171,436	169,989

Krispy Kreme, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	As of
	December 28, 2025	December 29, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,390	$28,962
Restricted cash	501	353
Accounts receivable, net	61,611	67,722
Inventories	26,877	28,133
Taxes receivable	10,854	16,155
Current assets held for sale	13,294	—
Prepaid expense and other current assets	18,927	31,615
Total current assets	174,454	172,940
Property and equipment, net	460,935	511,139
Goodwill, net	712,264	1,047,581
Other intangible assets, net	797,749	819,934
Operating lease right of use asset, net	395,523	409,869
Investments in unconsolidated entities	7,413	91,070
Noncurrent assets held for sale	31,056	—
Other assets	13,565	19,497
Total assets	$2,592,959	$3,072,030
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$65,977	$56,356
Current operating lease liabilities	51,213	46,620
Accounts payable	134,384	123,316
Accrued liabilities	99,805	124,212
Current liabilities held for sale	13,535	—
Structured payables	92,366	135,668
Total current liabilities	457,280	486,172
Long-term debt, less current portion	911,852	844,547
Noncurrent operating lease liabilities	395,895	405,366
Deferred income taxes, net	96,236	130,745
Noncurrent liabilities held for sale	11,816	—
Other long-term obligations and deferred credits	42,919	40,768
Total liabilities	1,915,998	1,907,598
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both December 28, 2025 and December 29, 2024; 171,555 and 170,060 shares issued and outstanding as of December 28, 2025 and December 29, 2024, respectively	1,716	1,701
Additional paid-in capital	1,477,933	1,466,508
Shareholder note receivable	(1,791)	(1,906)
Accumulated other comprehensive loss, net of income tax	(2,059)	(32,128)
Retained deficit	(821,386)	(299,638)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	654,413	1,134,537
Noncontrolling interest	22,548	29,895
Total shareholders’ equity	676,961	1,164,432
Total liabilities and shareholders’ equity	$2,592,959	$3,072,030

Krispy Kreme, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Years Ended
	December 28, 2025 (52 weeks)	December 29, 2024 (52 weeks)	December 31, 2023 (52 weeks)
	(unaudited)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net (loss)/income	$(523,779)	$3,815	$(36,647)
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization expense	137,074	133,597	125,894
Deferred and other income taxes	(35,552)	3,067	(18,486)
Goodwill impairment	355,958	—	—
Loss on extinguishment of debt	—	—	472
Long-lived asset impairment and lease termination charges	76,464	4,464	24,909
Loss on disposal of property and equipment	1,643	1,250	110
Loss/(gain) on divestiture of Insomnia Cookies	11,501	(90,455)	—
Gain on refranchising	(1,358)	—	—
Gain on remeasurement of equity method investment	—	(5,579)	—
Gain on sale-leaseback	(6,749)	(1,569)	(9,646)
Share-based compensation	12,865	35,149	24,196
Change in accounts and notes receivable allowances	1,443	646	654
Inventory write-off	6,328	2,783	11,248
Settlement of interest rate swap derivatives	—	—	7,657
Amortization related to settlement of interest rate swap derivatives	—	(5,910)	(10,289)
Other	2,064	(619)	2,155
Change in operating assets and liabilities, excluding business acquisitions and divestitures, and foreign currency translation adjustments:
Accounts, notes, and taxes receivable	12,423	(13,895)	(3,523)
Inventories	(19,194)	(2,011)	780
Assets held for sale	(16,523)	—	—
Other current and noncurrent assets	17,403	(873)	(2,395)
Operating lease assets and liabilities	(564)	(1,227)	5,111
Accounts payable and accrued liabilities	5,748	(20,156)	(74,471)
Other long-term obligations and deferred credits	(3,271)	3,355	(2,185)
Net cash provided by operating activities	33,924	45,832	45,544
CASH FLOWS (USED FOR)/PROVIDED BY INVESTING ACTIVITIES:
Purchase of property and equipment	(97,929)	(120,792)	(121,427)
Proceeds from disposals of assets	3,077	183	218
Proceeds from sale-leaseback	10,882	6,308	10,025
Acquisition of shops and franchise rights from franchisees, net of cash acquired	—	(31,938)	—
Purchase of equity method investment	(2,998)	(3,506)	(1,424)
Net proceeds from divestiture of Insomnia Cookies	75,000	124,126	—
Principal payment received from loan to Insomnia Cookies	—	45,000	—
Principal payments received from loans to franchisees	1,202	985	20
Disbursement for loan receivable	(1,379)	(1,086)	—
Net cash (used for)/provided by investing activities	(12,145)	19,280	(112,588)
CASH FLOWS (USED FOR)/PROVIDED BY FINANCING ACTIVITIES:
Proceeds from the issuance of debt	778,538	676,250	1,175,698
Repayment of long-term debt and lease obligations	(728,602)	(712,778)	(1,084,390)
Payment of financing costs	(825)	—	(5,175)
Proceeds from structured payables	291,028	376,189	241,148
Payments on structured payables	(334,576)	(345,327)	(214,574)
Payment of contingent consideration related to a business combination	—	—	(925)
Capital contribution from shareholders, net of loans issued	—	919	764
Payments of issuance costs in connection with initial public offering	—	—	—
Proceeds from sale of noncontrolling interest in subsidiary	—	1,562	292
Distribution to shareholders	(11,934)	(23,692)	(23,558)
Payments for repurchase and retirement of common stock	(1,350)	(5,489)	(1,880)
Distribution to noncontrolling interest	(36)	(41,583)	(15,538)
Net cash (used for)/provided by financing activities	(7,757)	(73,949)	71,862
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(446)	(462)	(1,934)
Net increase/(decrease) in cash, cash equivalents and restricted cash	13,576	(9,299)	2,884
Cash, cash equivalents and restricted cash at beginning of the fiscal year	29,315	38,614	35,730
Cash, cash equivalents and restricted cash at end of the fiscal year	$42,891	$29,315	$38,614

Net cash provided by operating activities	$33,924	$45,832	$45,544
Less: Purchase of property and equipment	(97,929)	(120,792)	(121,427)
Free cash flow	$(64,005)	$(74,960)	$(75,883)

Krispy Kreme, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended
	December 28, 2025 (13 weeks)	December 29, 2024 (13 weeks)	December 31, 2023 (13 weeks)
	(unaudited)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net (loss)/income	$(29,125)	$(22,163)	$1,883
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization expense	33,945	34,035	36,752
Deferred and other income taxes	1,844	3,089	(31,120)
Long-lived asset impairment and lease termination charges	20,523	4,096	17,198
Loss on disposal of property and equipment	177	780	278
Gain on divestiture of Insomnia Cookies	—	(3,327)	—
Gain on refranchising	(295)	—	—
Gain on sale-leaseback	—	(1,569)	—
Share-based compensation	4,854	10,546	6,375
Change in accounts and notes receivable allowances	363	213	150
Inventory write-off	(90)	1,052	726
Amortization related to settlement of interest rate swap derivatives	—	—	(2,955)
Other	1,747	(882)	1,589
Change in operating assets and liabilities, excluding business acquisitions and divestitures, and foreign currency translation adjustments:
Accounts, notes, and taxes receivable	997	(4,786)	(6,124)
Inventories	880	1,770	(37)
Assets held for sale	(16,523)	—	—
Other current and noncurrent assets	6,682	2,285	2,055
Operating lease assets and liabilities	288	(1,044)	(2,121)
Accounts payable and accrued liabilities	23,426	3,710	(24,690)
Other long-term obligations and deferred credits	(4,674)	(760)	1,553
Net cash provided by operating activities	45,019	27,045	1,512
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(17,085)	(33,915)	(32,822)
Proceeds from disposals of assets	2,900	3	16
Proceeds from sale-leaseback	—	6,308	—
Acquisition of shops and franchise rights from franchisees, net of cash acquired	—	(5,326)	—
Purchase of equity method investment	—	—	(1,424)
Net proceeds from divestiture of Insomnia Cookies	—	6,480	—
Principal payments received from loans to franchisees	—	985	—
Disbursement for loan receivable	(1,379)	—	—
Net cash used for investing activities	(15,564)	(25,465)	(34,230)
CASH FLOWS (USED FOR)/PROVIDED BY FINANCING ACTIVITIES:
Proceeds from the issuance of debt	117,512	186,250	131,000
Repayment of long-term debt and lease obligations	(122,021)	(167,086)	(119,140)
Payment of financing costs	—	—	(175)
Proceeds from structured payables	48,678	77,638	96,049
Payments on structured payables	(64,158)	(80,981)	(55,003)
Capital contribution from shareholders, net of loans issued	—	—	133
Proceeds from sale of noncontrolling interest in subsidiary	—	1,198	292
Distribution to shareholders	—	(5,949)	(5,901)
Payments for repurchase and retirement of common stock	(166)	(1,123)	(271)
Distribution to noncontrolling interest	—	(6,548)	(2,655)
Net cash (used for)/provided by financing activities	(20,155)	3,399	44,329
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,439	(1,548)	862
Net increase in cash, cash equivalents and restricted cash	11,739	3,431	12,473
Cash, cash equivalents and restricted cash at beginning of the fiscal year	31,152	25,884	26,141
Cash, cash equivalents and restricted cash at end of the fiscal year	$42,891	$29,315	$38,614

Net cash provided by operating activities	$45,019	$27,045	$1,512
Less: Purchase of property and equipment	(17,085)	(33,915)	(32,822)
Free cash flow	$27,934	$(6,870)	$(31,310)

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited and in thousands, except per share amounts)
We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and certain other non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA, both on a consolidated and at the segment level, is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods. “Adjusted EBITDA margin” reflects Adjusted EBITDA as a percentage of net revenues.
We define “Adjusted EBIT” as earnings before interest expense, net and income tax expense, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, and certain other non-recurring, infrequent or non-core income and expense items. Adjusted EBIT is a metric complementary to Adjusted EBITDA that takes into account depreciation expense and amortization of right of use assets, allowing management to have a view of performance when including amortized costs from capital investments and lease obligations.
We define “Adjusted Net Income/(Loss), Diluted” as net (loss)/income attributable to common shareholders, adjusted for interest expense, share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, the tax impact of adjustments, and certain other non-recurring, infrequent or non-core income and expense items. “Adjusted EPS” is Adjusted Net Income/(Loss), Diluted converted to a per share amount.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted Net Income/(Loss), Diluted, and Adjusted EPS have certain limitations, including adjustments for income and expense items that are required by GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as share-based compensation. Our presentation of these non-GAAP measures should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using these non-GAAP measures supplementally.

	Quarter Ended		Fiscal Years Ended
(in thousands)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net (loss)/income	$(29,125)	$(22,163)	$(523,779)	$3,815
Interest expense, net	16,545	15,598	65,795	60,066
Income tax expense/(benefit)	5,116	(2,376)	(20,820)	15,954
Share-based compensation	4,854	10,546	12,865	35,149
Employer payroll taxes related to share-based compensation	24	59	307	358
(Gain)/loss on divestiture of Insomnia Cookies	—	(3,327)	11,501	(90,455)
Goodwill impairment	—	—	355,958	—
Other non-operating expense/(income), net (1)	194	770	(1,967)	1,885
Strategic initiatives (2)	2,769	(441)	39,847	19,993
Acquisition and integration expenses (3)	—	245	(111)	3,282
New market penetration expenses (4)	32	213	560	1,407
Shop closure expenses, net (5)	19,897	4,073	56,394	4,861
Restructuring and severance expenses (6)	927	6,792	6,396	7,561
Gain on remeasurement of equity method investment (7)	—	—	—	(5,579)
Gain on refranchising (8)	(295)	—	(1,358)	—
Gain on sale-leaseback	—	(1,569)	(6,749)	(1,569)
Other (9)	682	3,460	8,340	3,203
Amortization of acquisition related intangibles (10)	7,887	7,700	31,279	30,297
Consolidated Adjusted EBIT	$29,507	$19,580	$34,458	$90,228
Depreciation expense and amortization of right of use assets	26,058	26,335	105,795	103,300
Consolidated Adjusted EBITDA	$55,565	$45,915	$140,253	$193,528

	Quarter Ended		Fiscal Years Ended
(in thousands)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024

U.S.
U.S. Adjusted EBIT	$17,699	$8,229	$16,145	$52,361
Depreciation expense and amortization of right of use assets	15,084	15,332	63,489	60,406
U.S. Adjusted EBITDA	32,783	23,561	79,634	112,767

International
International Adjusted EBIT	17,854	17,461	50,113	59,407
Depreciation expense and amortization of right of use assets	8,942	8,285	32,958	31,309
International Adjusted EBITDA	26,796	25,746	83,071	90,716

Market Development
Market Development Adjusted EBIT	12,072	11,820	43,949	47,750
Depreciation expense and amortization of right of use assets	31	38	143	154
Market Development Adjusted EBITDA	12,103	11,858	44,092	47,904

Total reportable segment Adjusted EBIT	47,625	37,510	110,207	159,518
Total reportable segment Adjusted EBITDA	71,682	61,165	206,797	251,387

Corporate
Corporate expenses within consolidated Adjusted EBIT	(18,118)	(17,930)	(75,749)	(69,290)
Depreciation expense and amortization of right of use assets	2,001	2,680	9,205	11,431
Corporate expenses within consolidated Adjusted EBITDA	(16,117)	(15,250)	(66,544)	(57,859)

Total consolidated Adjusted EBIT	$29,507	$19,580	$34,458	$90,228
Total consolidated Adjusted EBITDA	$55,565	$45,915	$140,253	$193,528

	Quarter Ended		Fiscal Years Ended
(in thousands, except per share amounts)	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net (loss)/income	$(29,125)	$(22,163)	$(523,779)	$3,815
Share-based compensation	4,854	10,546	12,865	35,149
Employer payroll taxes related to share-based compensation	24	59	307	358
(Gain)/loss on divestiture of Insomnia Cookies	—	(3,327)	11,501	(90,455)
Goodwill impairment	—	—	355,958	—
Other non-operating expense/(income), net (1)	193	770	(1,967)	1,885
Strategic initiatives (2)	2,769	(441)	39,847	19,993
Acquisition and integration expenses (3)	—	245	(111)	3,282
New market penetration expenses (4)	32	213	560	1,407
Shop closure expenses, net (5)	19,897	4,073	56,394	4,861
Restructuring and severance expenses (6)	927	6,792	6,396	7,561
Gain on remeasurement of equity method investment (7)	—	—	—	(5,579)
Gain on sale-leaseback	—	(1,569)	(6,749)	(1,569)
Gain on refranchising (8)	(295)	—	(1,358)	—
Other (9)	683	3,460	8,340	3,203
Amortization of acquisition related intangibles (10)	7,887	7,700	31,279	30,297
Tax impact of adjustments (11)	6,158	(4,075)	(20,958)	9,690
Tax specific adjustments (12)	(332)	(778)	5,770	(3,988)
Net loss/(income) attributable to noncontrolling interest	1,346	(280)	8,012	(720)
Adjusted net income/(loss) attributable to common shareholders - Basic	$15,018	$1,225	$(17,693)	$19,190
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(1)	(8)	(10)	(20)
Adjusted net income/(loss) attributable to common shareholders - Diluted	$15,017	$1,217	$(17,703)	$19,170
Basic weighted average common shares outstanding	171,436	169,989	170,923	169,341
Dilutive effect of outstanding common stock options, RSUs, and PSUs	2,551	1,861	—	2,159
Diluted weighted average common shares outstanding	173,987	171,850	170,923	171,500
Adjusted net income/(loss) per share attributable to common shareholders:
Basic	$0.09	$0.01	$(0.10)	$0.11
Diluted	$0.09	$0.01	$(0.10)	$0.11
(1)Primarily foreign translation gains and losses in each period, as well as equity method income from Insomnia Cookies following the divestiture of a controlling interest during fiscal 2024 until the sale of our remaining interest in the second quarter of fiscal 2025.
(2)Fiscal 2025 consists primarily of $33.6 million in costs associated with the U.S. national expansion (including McDonald’s USA), including exit costs associated with the termination of the Business Relationship Agreement with McDonald’s USA, and $2.8 million in costs for the evaluation of potential opportunities to refranchise certain equity markets. Fiscal 2024 consists primarily of $8.2 million in costs associated with the divestiture of the Insomnia Cookies business, $7.3 million in costs preparing for the U.S. national expansion (including McDonald’s USA), and $4.0 million in costs associated with global transformation. Fiscal 2023 consists primarily of costs associated with global transformation of $5.9 million and U.S. initiatives such as the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs of $17.8 million.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Consists of start-up costs associated with entry into new countries in which the Company has not previously operated, including Brazil and Spain.
(5)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.
(6)Fiscal 2025 consists primarily of costs associated with restructuring of the U.S. and U.K. businesses. Fiscal 2024 consists primarily of costs associated with the restructuring of the U.S. and U.K. executive teams. Fiscal 2023 consists primarily of costs associated with restructuring of the global executive team.
(7)Consists of a gain related to the remeasurement of the equity method investments in KremeWorks USA, LLC and KremeWorks Canada, L.P. to fair value immediately prior to the acquisition of the shops.
(8)Includes gains and losses on the deconsolidation of assets and liabilities associated with the refranchising of certain Krispy Kreme shops.
(9)Fiscal 2025 and fiscal 2024 consist primarily of $7.4 million and $3.1 million, respectively, related to remediation of the 2024 Cybersecurity Incident, including fees for cybersecurity experts and other advisors, net of $2.4 million of insurance proceeds received in fiscal 2025 relating to these costs. Fiscal 2023 consists primarily of legal and other regulatory expenses incurred outside the ordinary course of business.
(10)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Consolidated Statements of Operations.
(11)Tax impact of adjustments calculated by applying the applicable statutory rates. The Company’s adjusted effective tax rate is 17.9%, 34.0%, and 27.2%, for each of fiscal 2025, fiscal 2024, and fiscal 2023, respectively. Fiscal 2025 and fiscal 2024 also include the impact of disallowed executive compensation expense.
(12)Fiscal 2025 consists of the recording of valuation allowances of $4.9 million associated with tax attributes primarily attributable to incremental costs removed from the calculation of Adjusted Net (Loss)/Income, a discrete tax benefit unrelated to ongoing operations of $1.0 million, and the effect of various tax law changes on existing temporary differences of $0.2 million. Fiscal 2024 consists of the recognition of previously unrecognized tax benefits unrelated to ongoing operations of $0.3 million, a discrete tax benefit unrelated to ongoing operations of $0.5 million, the release of valuation allowances associated with the divestiture of Insomnia Cookies of $2.9 million, and the effect of various tax law changes on existing temporary differences of $0.3 million. Fiscal 2023 consists of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations of $2.3 million, the effect of tax law changes on existing temporary differences $0.1 million, and a discrete tax benefit unrelated to ongoing operations of $1.0 million.

Krispy Kreme, Inc.
Segment Reporting
(unaudited and in thousands, except percentages or otherwise stated)

	Quarter Ended
	December 28, 2025	December 29, 2024	December 31, 2023
Net revenues:
U.S.	$230,220	$245,121	$296,006
International	142,461	138,386	130,978
Market Development	19,686	20,516	23,921
Total net revenues	$392,367	$404,023	$450,905
Organic revenue (decline)/growth measures our revenue growth trends excluding the impact of acquisitions, divestitures, and foreign currency, and we believe it is useful for investors to understand the expansion of our global footprint through internal efforts. We define “organic revenue (decline)/growth” as the (decline)/growth in revenues, excluding (i) the impact of revenues of acquired shops owned by us for less than 12 months following their acquisition, (ii) the impact of foreign currency exchange rate changes, (iii) the impact of shop closures related to restructuring programs, (iv) the impact of the divestiture of a controlling interest in Insomnia Cookies, (v) the impact of the divestiture of shops through refranchising, and (vi) the impact of revenues generated during the 53rd week for those fiscal years that have a 53rd week based on our fiscal calendar.

Q4 2025 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fourth quarter of fiscal 2025	$230,220	$142,461	$19,686	$392,367
Total net revenues in fourth quarter of fiscal 2024	245,121	138,386	20,516	404,023
Total Net Revenues (Decline)/Growth	(14,901)	4,075	(830)	(11,656)
Total Net Revenues (Decline)/Growth %	-6.1%	2.9%	-4.0%	-2.9%
Less: Impact of refranchising	(1,400)	—	406	(994)
Adjusted net revenues in fourth quarter of fiscal 2024	243,721	138,386	20,922	403,029
Adjusted net revenue (decline)/growth	(13,501)	4,075	(1,236)	(10,662)
Impact of acquisitions	(693)	—	201	(492)
Impact of foreign currency translation	—	(4,507)	—	(4,507)
Organic Revenue (Decline)/Growth	$(14,194)	$(432)	$(1,035)	$(15,661)
Organic Revenue (Decline)/Growth %	-5.8%	-0.3%	-4.9%	-3.9%

Q4 2024 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fourth quarter of fiscal 2024	$245,121	$138,386	$20,516	$404,023
Total net revenues in fourth quarter of fiscal 2023	296,006	130,978	23,921	450,905
Total Net Revenues (Decline)/Growth	(50,885)	7,408	(3,405)	(46,882)
Total Net Revenues (Decline)/Growth %	-17.2%	5.7%	-14.2%	-10.4%
Less: Impact of Insomnia Cookies divestiture	(57,434)	—	—	(57,434)
Adjusted net revenues in fourth quarter of fiscal 2023	238,572	130,978	23,921	393,471
Adjusted net revenue (decline)/growth	6,549	7,408	(3,405)	10,552
Impact of acquisitions	(9,428)	(1,757)	3,244	(7,941)
Impact of foreign currency translation	—	4,545	—	4,545
Organic Revenue (Decline)/Growth	$(2,879)	$10,196	$(161)	$7,156
Organic Revenue (Decline)/Growth %	-1.2%	7.8%	-0.7%	1.8%

	Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 31, 2023
Net revenues:
U.S.	$913,050	$1,058,736	$1,104,944
International	535,088	519,102	489,631
Market Development	74,478	87,559	91,529
Total net revenues	$1,522,616	$1,665,397	$1,686,104

Full Year 2025 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fiscal 2025 (52 weeks)	$913,050	$535,088	$74,478	$1,522,616
Total net revenues in fiscal 2024 (52 weeks)	1,058,736	519,102	87,559	1,665,397
Total Net Revenues (Decline)/Growth	(145,686)	15,986	(13,081)	(142,781)
Total Net Revenues (Decline)/Growth %	-13.8%	3.1%	-14.9%	-8.6%
Less: Impact of Insomnia Cookies divestiture	(138,522)	—	—	(138,522)
Less: Impact of refranchising	(1,533)	—	445	(1,088)
Adjusted net revenues in fiscal 2024	918,681	519,102	88,004	1,525,787
Adjusted net revenue (decline)/growth	(5,631)	15,986	(13,526)	(3,171)
Impact of acquisitions	(26,334)	(3,102)	8,536	(20,900)
Impact of foreign currency translation	—	4,050	—	4,050
Organic Revenue (Decline)/Growth	$(31,965)	$16,934	$(4,990)	$(20,021)
Organic Revenue (Decline)/Growth %	-3.5%	3.3%	-5.7%	-1.3%

Full Year 2024 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in fiscal 2024	$1,058,736	$519,102	$87,559	$1,665,397
Total net revenues in fiscal 2023	1,104,944	489,631	91,529	1,686,104
Total Net Revenues (Decline)/Growth	(46,208)	29,471	(3,970)	(20,707)
Total Net Revenues (Decline)/Growth %	-4.2%	6.0%	-4.3%	-1.2%
Less: Impact of shop optimization closures	(463)	—	—	(463)
Less: Impact of Insomnia Cookies divestiture	(100,965)	—	—	(100,965)
Less: Impact of Branded Sweet Treats exit	(5,853)	—	—	(5,853)
Adjusted net revenues in fiscal 2023	997,663	489,631	91,529	1,578,823
Adjusted net revenue growth/(decline)	61,073	29,471	(3,970)	86,574
Impact of acquisitions	(15,656)	(2,865)	5,371	(13,150)
Impact of foreign currency translation	—	5,883	—	5,883
Organic Revenue Growth	$45,417	$32,489	$1,401	$79,307
Organic Revenue Growth %	4.6%	6.6%	1.5%	5.0%

Fresh Revenues from Hubs with Spokes and Sales per Hub are defined above.

	Fiscal Years Ended
Sales per Hub (in thousands, unless otherwise stated)	December 28, 2025 (52 weeks)	December 29, 2024 (52 weeks)	December 31, 2023 (52 weeks)
U.S.:
Revenues	$913,050	$1,058,736	$1,104,944
Non-Fresh Revenues (1)	(2,454)	(3,161)	(9,416)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(154,151)	(307,665)	(399,061)
Fresh Revenues from Hubs with Spokes	756,445	747,910	696,467
Sales per Hub (millions)	4.7	4.9	4.9

International:
Fresh Revenues from Hubs with Spokes (3)	$535,088	$519,102	$489,631
Sales per Hub (millions) (4)	9.7	9.9	9.7
(1)Includes the exited Branded Sweet Treats business revenues as well as licensing royalties from customers for use of the Krispy Kreme brand.
(2)Includes Insomnia Cookies revenues (through the date of deconsolidation) and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.
(4)International sales per Hub comparative data has been restated in constant currency based on current exchange rates.

Krispy Kreme, Inc.
Global Points of Access

	Global Points of Access
	Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 31, 2023
	(unaudited)
U.S.:
Hot Light Theater Shops	235	237	229
Fresh Shops	68	70	70
Cookie Bakeries (1)	—	—	267
Fresh Delivery Doors (2)	7,160	9,644	6,808
Total	7,463	9,951	7,374
International:
Hot Light Theater Shops	52	49	44
Fresh Shops	527	519	483
Carts, Food Trucks, and Other (3)	18	17	16
Fresh Delivery Doors	4,225	4,583	3,977
Total	4,822	5,168	4,520
Market Development:
Hot Light Theater Shops	113	108	116
Fresh Shops	1,130	1,095	968
Carts, Food Trucks, and Other (3)	29	30	30
Fresh Delivery Doors	1,637	1,205	1,139
Total	2,909	2,438	2,253
Total Global Points of Access (as defined)	15,194	17,557	14,147
Total Hot Light Theater Shops	400	394	389
Total Fresh Shops	1,725	1,684	1,521
Total Cookie Bakeries (1)	—	—	267
Total Shops	2,125	2,078	2,177
Total Carts, Food Trucks, and Other	47	47	46
Total Fresh Delivery Doors	13,022	15,432	11,924
Total Global Points of Access (as defined)	15,194	17,557	14,147
(1)Reflects the deconsolidation of Insomnia Cookies during fiscal 2024.
(2)Includes approximately 1,900 McDonald’s USA doors as of December 29, 2024, which were exited in the third quarter of fiscal 2025 due to termination of the Business Relationship Agreement with McDonald’s USA.
(3)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations in airports and train stations.

Krispy Kreme, Inc.
Global Hubs

	Hubs
	Fiscal Years Ended
	December 28, 2025	December 29, 2024	December 31, 2023
	(unaudited)
U.S.:
Hot Light Theater Shops (1)	223	232	220
Doughnut Factories	6	6	4
Total	229	238	224
Hubs with Spokes	159	158	149
Hubs without Spokes	70	80	75
International:
Hot Light Theater Shops (1)	43	40	36
Doughnut Factories	14	14	14
Total	57	54	50
Hubs with Spokes	57	54	50
Market Development:
Hot Light Theater Shops (1)	111	106	112
Doughnut Factories	26	27	23
Total	137	133	135
Total Hubs	423	425	409
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage
(in thousands, except leverage ratio)

	As of
	December 29, 2025		December 31, 2024
	(unaudited)
Current portion of long-term debt	$65,977		$56,356
Long-term debt, less current portion	911,852		844,547
Total long-term debt, including debt issuance costs	977,829		900,903
Add back: Debt issuance costs	2,904		3,322
Total long-term debt, excluding debt issuance costs	980,733		904,225
Less: Cash and cash equivalents	(42,390)		(28,962)
Net debt	$938,343		$875,263
Adjusted EBITDA - trailing four quarters	140,253		193,528
Net leverage ratio	6.7	x	4.5	x

Category: Financial News

Investor Relations and Media
ICR for Krispy Kreme, Inc.
krispykreme@icrinc.com
Source: Krispy Kreme